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                                EXHIBIT 21.1


                    1.  AppNet, Inc.
                    2.  Electronic Trade Services Limited
                    3.  Commerce One Italia S.r.L.
                    4.  Commerce One (Europe)
                    5.  Commerce One Denmark ApS
                    6.  Commerce One Chile Ltda.
                    7.  Commerce One Brazil Ltda.
                    8.  Commerce One Canada Inc.
                    9.  Commerce One Hong Kong Ltd
                    10. Commerce One KK
                    11. Commerce One Solutions Pte, Ltd
                    12. Commerce One Korea, Inc.
                    13. Dodger Acquisition Corporation